                           ARTICLES OF INCORPORATION
                                      OF
                       WORLDWIDE DENTAL DISTRIBUTION CORP.

     The undersigned, desiring to form a corporation (the "Corporation") under the laws of Florida, hereby adopts the following Articles of
Incorporation:

                                   ARTICLE I
                                CORPORATE NAME

     The name of the Corporation is WORLDWIDE DENTAL DISTRIBUTION CORP.

                                   ARTICLE II
                                    PURPOSE

     The Corporation shall be organized for any and all purposes authorized under the laws of the state of Florida.

                                   ARTICLE III
                              PERIOD OF EXISTENCE

     The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV
                                     SHARES

     The capital stock of this corporation shall consist of 50,000,000 shares of common stock, $.001 par value.

                                    ARTICLE V
                                PLACE OF BUSINESS

     The initial address of the principal place of business of this corporation in the State of Florida shall be 202 Riverview, Longwood, FL 32779. The Board of Directors may at any time and from time to time move the principal office of this corporation.

                                    ARTICLE VI
                              DIRECTORS AND OFFICERS

     The business of this corporation shall be managed by its Board of Directors. The number of such directors shall be not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws. The number of persons constituting the initial Board of Directors shall be 1. The Board of

Directors shall be elected by the Stockholders of the corporation at such time and in such manner as provided in the By-Laws. The name and addresses of the initial Board of Directors and officers are as follows:

                   Anthony Derick                 President/Director
                   202 Riverview
                   Longwood, FL 32779


                                    ARTICLE VII
                            DENIAL OF PREEMPTIVE RIGHTS

     No shareholder shall have any right to acquire shares or other securities of the Corporation except to the extent such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the board of Directors.

                                   ARTICLE VIII
                                AMENDMENT OF BYLAWS

     Anything in these Articles of Incorporation, the Bylaws, or the Florida Corporation Act notwithstanding, bylaws shall not be adopted, modified, amended or repealed by the shareholders of the Corporation except upon the affirmative vote of a simple majority vote of the holders of all the issued and outstanding shares of the corporation entitled to vote thereon.

                                    ARTICLE IX
                                   SHAREHOLDERS

     9.1. INSPECTION OF BOOKS. The board of directors shall make reasonable rules to determine at what times and places and under what conditions the books of the Corporation shall be open to inspection by shareholders or a duly appointed representative of a shareholder.

     9.2. CONTROL SHARE ACQUISITION. The provisions relating to any control share acquisition as contained in Florida Statutes now, or hereinafter amended, and any successor provision shall not apply to the Corporation.

     9.3. QUORUM. The holders of shares entitled to one-third of the votes at a meeting of shareholder's shall constitute a quorum.

     9.4. REQUIRED VOTE. Acts of shareholders shall require the approval of holders of 50.01% of the outstanding votes of shareholders.

                                  ARTICLE X
           LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

                                  ARTICLE XI
                                  SUBSCRIBER

     The name and address of the person signing these Articles of Incorporation as subscriber is:

     Eric P. Littman
     8th Floor
     1428 Brickell Avenue
     Miami, FL 33131

                                  ARTICLE XII
                                   CONTRACTS

     No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

                                  ARTICLE XIII
                                 RESIDENT AGENT

     The name and address of the initial resident agent of this corporation is:

                Eric P. Littman
                1428 Brickell Avenue
                8th Floor
                Miami, FL 33131

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

     IN WITNESS WHEREOF, I have hereunto subscribed to and executed these Articles of Incorporation this on May 7, 1997.




                                         /s/ Eric P. Littman
                                         ---------------------------------
                                         Eric P. Littman, Subscriber


Subscribed and Sworn on May 7, 1997
Before me:


/s/ Isabel J. Canters
-------------------------------------
    Isabel Canters, Notary Public

My Commission Expires     [SEAL]

                   CERTIFICATE DESIGNATING PLACE OF BUSINESS OR
                  DOMICILE FOR SERVICE OF PROCESS WITHIN THIS STATE
                   NAMING THE AGENT UPON WHOM PROCESS MAY BE SERVED


Having been named to accept service of process for WORLDWIDE DENTAL DISTRIBUTION CORP. at the place designated in the Articles of Incorporation, the undersigned is familiar with and accepts the obligations of that position pursuant to F.S. 607.0501(3).




                                                  /s/ Eric P. Littman
                                                     ----------------------
                                                      Eric P. Littman

                         CERTIFICATE OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF

                      WORLDWIDE DENTAL DISTRIBUTION CORP.

          I, George N. Falsone, President of the above named Florida corporation for profit, do hereby certify that, in an action by the shareholders without a meeting taken in accordance with Section 607.394 of the Florida General Corporation Act, the following Amendment to the Articles of Incorporation was adopted to supersede and take the place of Article I of the Articles of Incorporation:

                                  ARTICLE I
                                CORPORATE NAME

     The name of the Corporation is FULL POWER GROUP, INC.

          IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the corporation, has hereto subscribed his name as of this 15th day of September, 1998.



                                                    /s/ George N. Falsone
                                                        -------------------
                                                        George N. Falsone
                                                        President

                       ARTICLE OF AMENDMENT OF THE
                      ARTICLES OF INCORPORATION OF
                        FULL POWER GROUP, INC.


     Full Power Group, Inc., a corporation organized and existing under the laws of the State of Florida (the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation is Full Power Group, Inc.

     2. The amendment to the Corporation's Articles of Incorporation set forth on Exhibit A attached hereto was duly adopted in accordance with
Section 607.394 of the Florida General Corporation Act, on April 8, 1999. The amendment was adopted by a majority vote of the shareholders.

     3. This Amended Article of Incorporation shall be effective upon filing with the Secretary of State of Florida.

     IN WITNESS WHEREOF, the undersigned officers of the Corporation have hereunto set their hands on this 14th day of April, 1999.
                                 ----


                                           /s/ George N. Falsone
                                              ------------------------------
                                               George N. Falsone, President


                                           /s/ Richard C. O'Rourke
                                              ------------------------------
                                               Richard C. O'Rourke, Secretary


                                                                   [STAMP]

                              EXHIBIT A TO THE
                         ARTICLE OF AMENDMENT OF THE
                        ARTICLES OF INCORPORATION OF
                          FULL POWER GROUP, INC.


     ARTICLE IV of the Article of Incorporation of Full Power Group, Inc. shall be deleted in its entirety and the following ARTICLE IV shall be substituted in its place:

                              "ARTICLE IV
                            CAPITAL STRUCTURE

     4.1 AUTHORIZED CAPITAL STOCK. The aggregate number of shares of all classes of stock that the Corporation is authorized to issue is 60,000,000 shares, consisting of:

          (a) 50,000,000 shares of Common Stock, $0.001 par value per share (the "Common Stock"); and

          (b) 10,000,000 shares of Preferred Stock, $0.001 par value per share (the "Preferred Stock").

     4.2  COMMON STOCK

          (a) VOTING RIGHTS. Except as may otherwise be provided by this Articles of Incorporation or by the Florida General Corporation Act, (i) all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock and (ii) each holder of Common Stock shall be entitled to one vote for each share held of record on the applicable record date on all matters presented for a vote of the shareholders of the Corporation, including, without limitation, the election of directors.

          (b) DIVIDENDS. Subject to the rights of the Preferred Stock, dividends may be paid on the Common Stock as and when declared by the Board of Directors out of any funds of the Corporation legally available for payment thereof.

          (c) LIQUIDATING DISTRIBUTIONS. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or upon any sale or conveyance of all or substantially all of the assets of the Corporation, after payment or provision for payment of all the liabilities of the Corporation and the expenses of liquidation, and subject to the rights of the holders of Preferred Stock, if any, the remaining assets of the Corporation available for distribution shall be distributed to the holders of the Common Stock. For the purpose of this Section 4.2(c), a merger or consolidation with or into any other company, a share exchange or the sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in a liquidation of the Corporation and the distribution of assets to its shareholders) shall not be deemed to be a liquidation, dissolution or winding up of the Corporation.

       4.3    PREFERRED STOCK.

              (a) DESIGNATIONS BY BOARD OF DIRECTORS. The Preferred Stock may be issued from time to time in one or more classes or series with such voting rights, full or limited, or without voting rights, and with such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions as are stated herein and as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinafter prescribed.

              (b) TERMS OF THE PREFERRED STOCK. Subject to the rights of the holders of the Common Stock, authority is hereby expressly granted to and vested in the Board of Directors or any designated committee thereof to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings to fully effectuate the issuance and redemption of any such Preferred Stock and, with respect to each class or series of Preferred Stock, to fix and state from time to time, by resolution or resolutions providing for the issuance thereof, the following:

                     (i) the number of shares to constitute the class or series and the designations thereof;

                     (ii) whether the class or series is to have voting rights, full or limited, or to be without voting rights;

                     (iii) the preferences and relative, participating, optional or special rights, if any, and qualifications, limitations or restrictions thereof, if any, of the class or series;

                     (iv) whether the shares of the class or series will be redeemable and, if redeemable, the redemption price or prices and the time or times at which, and the terms and conditions upon which, such shares will be redeemable and the manner of redemption;

                     (v) whether the shares of the class or series will be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking funds are to be established, the annual amount thereof and the terms and conditions relative to the operation thereof;

                     (vi) the dividend rate, whether dividends are payable in cash, stock or otherwise, the conditions upon which and the times when such dividends are payable, the preference or relation to the payment of dividends on any other class or series of stock, whether or not such dividends will be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends will accumulate;


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

                     (vii) the preferences, if any, and the amounts thereof that the holders of the class or series will be entitled to receive upon the voluntary or involuntary dissolution, liquidation or winding up of, or upon any distribution of the assets of, the Corporation;

                     (viii) whether the shares of the class or series will be convertible into, or exchangeable for, the shares of any other class or classes, or of any other series of the same or any other class or classes, of stock of the Corporation and the conversion price or prices, or ratio or ratios, or rate or rates, at which such conversion or exchange may be made, with such adjustments, if any, as shall be expressed or provided for in such resolution or resolutions; and

                     (ix) such other special rights and protective provisions with respect to the class or series as the Board of Directors or any designated committee thereof may deem advisable.

                     The shares of each class or series of Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors or any designated committee thereof may from time to time increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized but unissued shares of Preferred Stock not designated for any other class or series thereof. The Board of Directors or any designated committee thereof may from time to time decrease the number of shares of Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series any unissued shares of Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of Preferred Stock."



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